POWER OF ATTORNEY
STATE OF ALABAMA
COUNTY OF JEFFERSON
      The undersigned director, officer, and/or shareholder of Vulcan Materials Company, a New Jersey corporation, hereby nominates, constitutes and appoints C. Samuel Todd and Elizabeth H. Townsend, or either of them, the true and lawful attorneys of the undersigned, to prepare, based on information provided by the undersigned, and sign the name of the undersigned to (1) any Form 3 required to be filed with the Securities and Exchange Commission (the "SEC") under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), for and on behalf of the undersigned and any and all amendments to said report; (2) any Form 4 required to be filed with the SEC under the Exchange Act, for and on behalf of the undersigned and any and all amendments to said reports; and (3) any Form 5 to be filed with the SEC under the Exchange Act, for and on behalf of the undersigned and any and all amendments to said reports.
      The undersigned hereby grants to said attorneys full power of substitution, re-substitution, and revocation, all as fully as the undersigned could do if personally present, hereby ratifying all that said attorneys or their substitutes may lawfully do by virtue hereof.
      This Power of Attorney shall be effective for so long as the undersigned remains subject to the provisions of Section 16 of the Exchange Act, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys
      IN WITNESS WHEREOF, the undersigned has executed this
Power of Attorney this 2nd day of December,
2019.
/s/ Denson N. Franklin III
Denson N. Franklin III